Exhibit 99.4

PRELIMINARY PROXY CARD—

SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS OF

VISTRA ENERGY CORP.

March 2, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until Thursday, March 1, 2018 11:59 PM EST (the day before the special meeting).

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, joint proxy statement and prospectus and proxy card are available at http://www.astproxyportal.com/ast/21050/
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

⬛ 00030030300000000000 8	030218

THE BOARD OF DIRECTORS OF VISTRA ENERGY CORP. RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
		1.	Adopt the Agreement and Plan of Merger, dated as of October 29, 2017 (the “Merger Agreement”), by and between Vistra Energy Corp., a Delaware corporation (“Vistra Energy”), and Dynegy Inc., a Delaware corporation (“Dynegy”), as it may be amended from time to time, pursuant to which, among other things, Dynegy will merge with and into Vistra Energy (the “Merger”), with Vistra Energy continuing as the surviving corporation (the “Merger Proposal”).	☐	☐	☐

		2.	Approve the issuance of shares of Vistra Energy common stock to Dynegy stockholders in connection with the Merger, as contemplated by the Merger Agreement (the “Stock Issuance Proposal”).	☐	☐	☐

		3.	Approve the adjournment of the Vistra Energy special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Merger Proposal and the Stock Issuance Proposal.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ∎	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

SPECIAL MEETING OF STOCKHOLDERS OF

VISTRA ENERGY CORP.

March 2, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, joint proxy statement and prospectus and proxy card are available at http://www.astproxyportal.com/ast/21050/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

⬛ 00030030300000000000 8	030218

THE BOARD OF DIRECTORS OF VISTRA ENERGY CORP. RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
		1.	Adopt the Agreement and Plan of Merger, dated as of October 29, 2017 (the “Merger Agreement”), by and between Vistra Energy Corp., a Delaware corporation (“Vistra Energy”), and Dynegy Inc., a Delaware corporation (“Dynegy”), as it may be amended from time to time, pursuant to which, among other things, Dynegy will merge with and into Vistra Energy (the “Merger”), with Vistra Energy continuing as the surviving corporation (the “Merger Proposal”).	☐	☐	☐

		2.	Approve the issuance of shares of Vistra Energy common stock to Dynegy stockholders in connection with the Merger, as contemplated by the Merger Agreement (the “Stock Issuance Proposal”).	☐	☐	☐

		3.	Approve the adjournment of the Vistra Energy special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Merger Proposal and the Stock Issuance Proposal.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

0

VISTRA ENERGY CORP.

Proxy for Special Meeting of Stockholders on March 2, 2018

Solicited on Behalf of the Board of Directors of Vistra Energy Corp.

The undersigned hereby appoints Cecily Small Gooch and Ashley A. Burton, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock of Vistra Energy which the undersigned would be entitled to vote if personally present andacting at the Special Meeting of Stockholders of Vistra Energy Corp., to be held March 2, 2018 at 1601 Bryan Street, Dallas, TX 75201, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1	14475